   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2000
                                                    REGISTRATION NO . 333-_____
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  U.S. BANCORP
             (Exact name of registrant as specified in its charter)

            DELAWARE                         6711               41-0255900
(State or other jurisdiction        (Primary Standard        (I.R.S. Employer
    of incorporation            Industrial Classification     Identification
    or organization)                  Code Number)                Number)

           U.S. BANK PLACE                            LEE R. MITAU
       601 SECOND AVENUE SOUTH                       U.S. BANK PLACE
  MINNEAPOLIS, MINNESOTA 55402-4302              601 SECOND AVENUE SOUTH
           (612) 973-1111                   MINNEAPOLIS, MINNESOTA 55402-4302
 (Address, including zip code, and                   (612) 973-1111
    telephone number, including            (Name, address, including zip code,
area code, of registrant's principal         and telephone number, including
        executive offices)                   area code, of agent for service)



                                  -------------

                                   Copies to:

     Elizabeth C. Hinck             John G. Rebelo, Jr.                Barnet Reitner
    Dorsey & Whitney LLP        Peninsula Bank of San Diego              John Stuart
   220 South Sixth Street          1331 Rosecrans Street              Reitner & Stuart
Minneapolis, Minnesota 55402    San Diego, California 92106           1319 Marsh Street
       (612) 340-8877                 (619) 226-5418          San Luis Obispo, California 93401
                                                                       (805) 545-8590

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: as soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /X/ 333-90429
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

                                  -------------

                                              CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
    Title of Each Class        Proposed Maximum
     of Securities To            Amount To Be        Offering Price       Proposed Maximum             Amount of
       Be Registered            Registered (1)        per Share         Aggregate Offering Price   Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------
  Common Stock, $1.25 par
           value                229,766   shares       N/A                   N/A                    0.00
                               ----------              ----------            ----------             ----------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


(1) The Registrant, U.S. Bancorp ("USB"), previously filed a registration statement of Form S-4 (Commission File No. 333-90429) to cover 3,812,020 shares (the "Initial Shares") of USB's common stock, $1.25 par value per share ("USB Common Stock"), issuable in connection with the merger (the "Merger") of Peninsula Bank of San Diego ("Peninsula") with and into U.S. Bank National Association. USB is filing this registration on Form S-4 pursuant to Rule 462(b) with respect to an additional 229,766 shares of USB Common Stock issuable in connection with the Merger based upon calculation of the exchange ratio applicable to the Merger.

(2) USB previously paid a registration fee of $27,628 in connection with the registration of the Initial Shares pursuant to Rule 457(f)(1) and 457(c) based on the average high and low bid and ask prices ($38.0625) of the Peninsula common stock as reported on the OTC Bulletin Board on November 1, 1999, and the estimated maximum number of shares of Peninsula common stock (2,610,973) that may be converted into the shares of USB Common Stock to be registered. Based on the average high and low bid and ask prices ($33.9375) of the Peninsula common stock as reported on the OTC Bulletin Board on January 11, 2000, and the estimated maximum number of shares of Peninsula common stock (2,610,973) that may be converted into the shares of USB Common Stock to be registered, the value of the transaction has not changed and no additional filing fee is required.


                                  -------------

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of U.S. Bancorp's Registration Statement on Form S-4, Securities and Exchange Commission (the "Commission") File No. 333-90429, as filed with the Commission on November 5, 1999, as amended by Amendment No. 1 thereto filed with the Commission on November 23, 1999, are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 11, 2000.

                                      U.S. BANCORP


                                      By:          /s/ John F. Grundhofer
                                         ---------------------------------------
                                                     John F. Grundhofer
                                            Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                          SIGNATURE AND TITLE                                         DATE
                          -------------------                                         ----


                        /S/ JOHN F. GRUNDHOFER                                  January 11, 2000
         ----------------------------------------------------
                          John F. Grundhofer
                      Chairman, Chief Executive
                        Officer, and Director
                    (principal executive officer)


                         /S/ SUSAN E. LESTER                                    January 11, 2000
         ----------------------------------------------------
                           Susan E. Lester
                     Executive Vice President and
                       Chief Financial Officer
                    (principal financial officer)


                        /S/ TERRANCE R. DOLAN                                   January 11, 2000
         ----------------------------------------------------
                          Terrance R. Dolan
                 Senior Vice President and Controller
                    (principal accounting officer)


                                  *                                             January 11, 2000
         ----------------------------------------------------
                           Linda L. Ahlers
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                           Harry L. Bettis
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                        Arthur D. Collins, Jr.
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                            Peter H. Coors
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                           Robert L. Dryden
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                           Joshua Green III
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                          Delbert W. Johnson
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                           Joel W. Johnson
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                            Jerry W. Levin
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                          Edward J. Phillips
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                           Paul A. Redmond
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                          Richard G. Reiten
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                           S. Walter Richey
                               Director


                                  *                                             January 11, 2000
         ----------------------------------------------------
                           Warren R. Staley
                               Director


     *By:               /S/ TERRANCE R. DOLAN                                   January 11, 2000
         ----------------------------------------------------
                            Terrance R. Dolan
                      Pro se and as Attorney-in-Fact

                            EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
5.1               Opinion of Dorsey & Whitney LLP as to the legality of the
                  securities being registered

23.1              Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

23.2 Consent of Ernst & Young LLP (relating to financial statements of U.S. Bancorp)

23.3 Consent of Deloitte & Touche, LLP (relating to financial statements of Peninsula Bank of San Diego)

24.1              Powers of Attorney (Incorporated by reference to U.S.
                  Bancorp's Registration Statement on Form S-4, as amended, File
                  No. 333-90429.)